As filed with the Securities and Exchange Commission on June 17, 2019
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
WEX INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0526993
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1 Hancock Street, Portland, Maine	04101
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity and Incentive Plan
(Full Title of the Plan)

Hilary A. Rapkin
Chief Legal Officer
WEX Inc.
97 Darling Avenue,
South Portland, Maine 04106
(Name and Address of Agent For Service)

(207) 773-8171
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	5,201,676 shares(2)	$200.44 (3)	$ 1,042,623,937.44(3)	$126,367.00

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of (i) 3,700,000 shares of Common Stock issuable under the 2019 Equity and Incentive Plan (the “2019 Plan”) and (ii) up to 1,501,676 additional shares originally issuable under the 2010 Equity and Incentive Plan (the “2010 Plan”), which is equal to (x) the number of shares of the Common Stock reserved for issuance under the 2010 Plan that remain available for grant under the 2010 Plan immediately prior to approval by the stockholders of the 2019 Plan and (y) the number of shares of Common Stock subject to awards granted under the 2010 Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the registrant pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on June 12, 2019.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 2.    Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(a)    The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.
(b)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
(c)    The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, generally, that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation that will be effective upon the closing of its initial public offering of common stock provides that no director shall be personally liable to the registrant or the registrant’s stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

The registrant’s certificate of incorporation and by-laws provide that the registrant indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect. Such right to indemnification does not terminate upon any director or officer no longer serving in such capacity and it inures to the benefit of his or her heirs, executors and person and legal representatives. The registrant is not however obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person, except for proceedings to enforce rights to indemnification, unless such proceeding was authorized or consented to by the Board of Directors. These indemnification rights include the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the registrant of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified.
The registrant has entered into indemnification agreements with its directors pursuant to which the registrant agrees to indemnify such persons to the fullest extent permitted by law, as the same may be amended from time to time.
The registrant also maintains a directors’ and officers’ liability insurance policy to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.
The following exhibits are incorporated herein by reference:

Number	Description
4.1 (1)	Certificate of Incorporation of the Registrant
4.2 (2)	Certificate of Ownership and Merger merging WEX Transitory Corporation with and into Wright Express Corporation
4.3 (3)	Amended and Restated By-Laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP
24	Power of attorney (included on the signature pages of this registration statement)
99.1 (4)	2019 Equity and Incentive Plan

____________
(1)    Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on March 1, 2005 (File No. 001-32426) and incorporated herein by reference.
(2)    Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on October 30, 2012 (File No. 001-32426) and incorporated herein by reference.
(3)    Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on April 22, 2019 (File No. 001-32426) and incorporated herein by reference.
(4)    Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 15, 2019 (File No. 001-32426) and incorporated herein by reference.
Item 9.    Undertakings.
1.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Maine, on this 17th day of June, 2019.
WEX INC.

By:	/s/ Melissa D. Smith
Name: Melissa D. Smith
Title: President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of WEX Inc., hereby severally constitute and appoint Melissa D. Smith, Roberto Simon and Hilary A. Rapkin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable WEX Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Melissa D. Smith Melissa D. Smith	President, Chief Executive Officer and Director (Principal executive officer)	June 17, 2019
/s/ Roberto Simon Roberto Simon	Chief Financial Officer (Principal financial and accounting officer)	June 17, 2019
/s/ Michael E. Dubyak Michael E. Dubyak	Chairman of the Board	June 17, 2019
/s/ Rowland T. Moriarty Rowland T. Moriarty	Lead Director	June 17, 2019

/s/ /John E. Bachman John E. Bachman	Director	June 17, 2019
/s/ Daniel Callahan Daniel Callahan	Director	June 17, 2019
/s/ Shikhar Ghosh Shikhar Ghosh	Director	June 17, 2019
/s/ James C. Neary James C. Neary	Director	June 17, 2019
/s/ Susan Sobbott Susan Sobbott	Director	June 17, 2019
/s/ Regina O. Sommer Regina O. Sommer	Director	June 17, 2019
/s/ Jack A. VanWoerkom Jack A. VanWoerkom	Director	June 17, 2019